UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2016

RADNET, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-19019	13-3326724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue

Los Angeles, California 90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2016, the Board of Directors (the “Board”) of RadNet, Inc. (the “Company”) approved the RadNet, Inc. Nonqualified Deferred Compensation Plan (the “Plan”). The Company adopted the Plan to set forth in a written document the terms and conditions that the Company would generally expect to follow upon permitting an eligible service provider to defer certain portions of his/her compensation. The Board’s Compensation and Management Development Committee (the “Committee”) shall generally administer the Plan.

The Plan applies to the named executive officers of the Company, the members of the Board, and other executives or highly compensated employees of the Company or designated affiliated entities (collectively, “Participants”) who are selected by the Committee in its discretion to participate in the Plan. The Plan enables its Participants with the opportunity to voluntarily elect to defer the timing of payment of base salary, incentive compensation and/or stock units. The Company determines which forms of compensation are eligible for deferral and can prescribe limits on the amount of deferrals. The Company may also, in its discretion, credit a Participant’s account with a contribution amount.

Amounts that are deferred, in the case of cash-based deferrals, may also accrue notional investment returns based on the performance of one or more measurement funds selected by the Company and in which the Participant may elect to have portions of his/her cash account hypothetically invested. Deferrals of Company stock units will be settled on a one-for-one basis with Company common shares (or their cash equivalent). The Plan is not funded, Plan payments are made out of the Company’s general assets and Participants are unsecured general creditors of the Company with respect to deferred amounts. However, the Company may, in its discretion, establish a “rabbi trust” to provide the Company with a source of funds for meeting its financial obligations under the Plan.

Participants generally must have submitted their elections to defer compensation before the calendar year in which compensation is earned (except that Participants can make a deferral election within 30 days of their initial participation in the Plan). Settlement of deferred amounts will be effected in accordance with the Plan and the applicable deferral election and generally will be paid in either a lump sum or a series of annual installments after the applicable distribution date. Deferred compensation amounts can be paid out on an accelerated basis under certain circumstances including a change in control of the Company. The aggregate amount that could potentially be paid out under the Plan is presently indeterminable and will depend on the amounts and types of deferrals along with the performance of the hypothetical investments and Company stock value.

The Plan is intended to be a “top-hat” plan and is governed by the laws of the state of Delaware except to the extent preempted by ERISA. It is intended that the Plan and any payments thereunder comply with Internal Revenue Code Section 409A, which governs the federal income taxation of nonqualified deferred compensation. The Plan will remain in effect until terminated by the Company but deferred amounts may still, in certain circumstances, remain outstanding in accordance with the applicable deferral elections after Plan termination.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 to this report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	RadNet, Inc. Nonqualified Deferred Compensation Plan and Summary Plan Description (effective May 5, 2016)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2016	RADNET, INC.

	By:	/s/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel

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